UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2010

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

As previously disclosed, on July 11, 2010, Aon Corporation, a Delaware corporation (“Aon”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hewitt Associates, Inc., a Delaware corporation (“Hewitt”), Alps Merger Corp., a Delaware corporation and wholly owned subsidiary of Aon, and Alps Merger LLC, a Delaware limited liability company and wholly owned subsidiary of Aon (the “Merger”).

In connection with the Merger, Aon and Russell P. Fradin, Hewitt’s current Chief Executive Officer, have agreed to the key financial terms of an employment agreement to be entered into that, when completed, will be contingent and will only become effective upon consummation of the Merger (the “Closing”).  The principal financial terms of the employment agreement are set forth in a Summary of Key Financial Terms of Employment by and between Aon and Mr. Fradin, dated September 13,  2010 (the “Term Sheet”).  Mr. Fradin will serve as Chairman and Chief Executive Officer of Aon Hewitt LLC reporting to Greg Case, Chief Executive Officer of Aon.  The term of the employment agreement will be for five years from closing of the Merger.  Mr. Fradin’s annual base salary will be $1,000,000 and his target bonus amount will equal 150% of base salary (with a maximum of 450%), which 150% will be the guaranteed minimum for the period beginning at Closing and ending December 31, 2011.  Mr. Fradin will also be awarded (1)  upon the Closing, approximately $2,000,000 in Aon restricted stock units, which will vest over five years, (2) in March 2011, approximately $2,000,000 in performance shares under the Aon Leadership Performance Program, which will vest in March 2014, at an amount between 0-200% based on Aon performance from 2011 through 2013, and (3) in March 2011, approximately $2,000,000 in performance shares under a separate performance plan for Aon Hewitt to be established after the Closing.  Mr. Fradin will also be eligible for benefits customarily available to Aon’s U.S.-based executives.  The Term Sheet also contemplates reaching agreement on restrictive covenants and termination severance provisions.

Mr. Fradin has agreed to convert approximately $5,000,000 otherwise payable to him upon his departure from Hewitt (or its successor) in a change-in-control transaction pursuant to Hewitt’s Amended and Restated Change-in-Control Executive Severance Plan into Aon restricted stock units, all of which will be distributed upon Mr. Fradin’s termination of employment with Aon.  In addition, Mr. Fradin has agreed to retain at least until the end of 2011 (or earlier termination of employment) shares of Aon common stock or securities exercisable for Aon common stock with an aggregate value (using Black-Scholes methodology with regard to valuing stock options) of approximately $5,000,000, which include approximately 230,000 options to purchase Hewitt common stock that at Closing will automatically vest and become exercisable for Aon common stock and restricted shares of Hewitt common stock valued at approximately $500,000 that will vest at Closing, and future equity grants (net of any taxes and exercise prices that are paid) until departure from Aon.

The foregoing summary of the Term Sheet is qualified in its entirety by the terms and conditions of the Term Sheet, which is filed as Exhibit 99.1 to this report and is incorporated in this report by reference.

On September 13, 2010, Aon issued a press release regarding its agreement with Mr. Fradin.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated in this report by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(a)-(c)	Not applicable.

(d)	Exhibits:

99.1	Summary of Key Financial Arrangements between Aon Corporation and Russell P. Fradin, dated September 13, 2010

99.2	Press release dated September 13, 2010

Safe Harbor Statement

This communication contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the possibility that the expected efficiencies and cost savings from the proposed transaction will not be realized, or will not be realized within the expected time period; the ability to obtain governmental approvals of the merger on the proposed terms and schedule contemplated by the parties; the failure of stockholders of Hewitt to approve the proposal to adopt the merger agreement; the failure of the stockholders of Aon to approve the proposal to approve the issuance of shares of Aon common stock to Hewitt stockholders in the merger; the loss of key Aon or Hewitt employees following the merger; the risk that the Aon and Hewitt businesses will not be integrated successfully; disruption from the proposed transaction making it more difficult to maintain business and operational relationships with customers, partners and others; the possibility that the proposed transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions; general economic conditions in different countries in which Aon and Hewitt do business around the world; changes in global equity and fixed income markets that could affect the return on invested assets; fluctuations in exchange and interest rates that could impact revenue and expense; rating agency actions that could affect Aon’s ability to borrow funds; changes in the funding status of Aon’s various defined benefit pension plans and the impact of any increased pension funding resulting from those changes; Aon’s ability to implement restructuring initiatives and other initiatives intended to yield cost savings, and the ability to achieve those cost savings; the impact on risk and insurance services commission revenues of changes in the availability of, and the premium insurance carriers charge for, insurance and reinsurance products, including the impact on premium rates and market capacity attributable to catastrophic events; the outcome of inquiries from regulators and investigations related to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S. anti-corruption laws; the impact of investigations brought by U.S. state attorneys general, U.S. state insurance regulators, U.S. federal prosecutors, U.S. federal regulators, and regulatory authorities in the U.K. and other countries; the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions and ERISA class actions; the cost of resolution of other contingent liabilities and loss contingencies, including potential liabilities arising from error and omissions claims against Aon or Hewitt; the extent to which Aon and Hewitt retain existing clients and attract new businesses; the extent to which Aon and Hewitt manage certain risks created in connection with the various services, including fiduciary and advisory services, among others, that Aon and Hewitt currently provide, or will provide in the future, to clients; the impact of, and potential challenges in complying with, legislation and regulation in the jurisdictions in which Aon and Hewitt operate, particularly given the global scope of Aon’s and Hewitt’s businesses and the possibility of conflicting regulatory requirements across jurisdictions in which Aon and Hewitt do business; and the ability to realize the anticipated benefits to Aon of the Benfield merger.  Further information concerning Aon, Hewitt, and their business, including factors that potentially could materially affect Aon’s and Hewitt’s financial results, is contained in Aon’s and Hewitt’s filings with the Securities and Exchange Commission (the “SEC”).  See Aon’s and Hewitt’s Annual Reports on Form 10-K and Annual Reports to Stockholders for the fiscal years ended December 31, 2009 and September 30, 2009, respectively, and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our businesses. Neither Aon nor Hewitt undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in their respective expectations, except as required by law.

Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy our securities or the solicitation of any vote or approval.  This communication is being made in respect of the proposed transaction involving Aon and Hewitt.  In connection with the proposed merger, Aon filed with the SEC a definitive joint proxy statement, which also constitutes a prospectus of Aon.  The joint proxy statement/prospectus was mailed to Aon stockholders and Hewitt stockholders on or about August 19, 2010. Before making any voting or investment decision, investors and stockholders are urged to read carefully in their entirety the definitive joint proxy statement/prospectus regarding the proposed transaction and any other relevant documents filed by either Aon or Hewitt with the SEC when they become available because they contain and will contain important information about the proposed transaction.  You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov), by accessing Aon’s website at www.aon.com under the heading “Investor Relations” and then under the link “SEC Filings” and from Aon by directing a request to Aon at Aon Corporation, 200 E. Randolph Street, Chicago, Illinois 60601, Attention: Investor Relations, and by accessing Hewitt’s website at www.hewitt.com under the heading “Investor Relations” and then under the link “Reports & SEC Filings” and from Hewitt by directing a request to Hewitt at Hewitt Associates, Inc., 100 Half Day Road, Lincolnshire, Illinois 60069, Attention: Investor Relations.

Aon and Hewitt and their respective directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Aon’s directors and executive officers in its definitive proxy statement filed with the SEC on April 7, 2010. You can find information about Hewitt’s directors and executive officers in its definitive proxy statement filed with the SEC on December 16, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive joint proxy statement/prospectus filed by Aon with the SEC and will be contained in other relevant materials to be filed by Aon or Hewitt with the SEC when they become available. You can obtain free copies of these documents from Aon and Hewitt using the contact information above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ Jennifer L. Kraft
Jennifer L. Kraft
Vice President and Secretary

Date: September 13, 2010

EXHIBIT INDEX

99.1	Summary of Terms of Employment by and between Aon Corporation and Russell P. Fradin, dated September 13, 2010

99.2	Press release dated September 13, 2010